Tallahassee Office ______ 2457 Care Drive Tallahassee, Florida 32308 (850) 878-2411 - Telephone (850) 878-1230 – Facsimile e-mail: tall@idlaw.biz	REPLY TO TALLAHASSEE OFFICE hdh@idhlaw.com	Tampa Office ______ 500 N. Westshore Blvd, Suite 1010 Tampa, Florida 33609 (813) 289-1020 - Telephone (813) 289-1070 - Facsimile e-mail: tampa@idhlaw.com

September 15, 2009

Board of Directors
Pro Financial Holdings, Inc.
536 North Monroe Street
Tallahassee, FL 32301

RE:	Pro Financial Holdings, Inc. Post-Effective Amendment No. 2 to Registration Statement, SEC File No. 333-141191.

Ladies and Gentlemen:

We have acted as counsel to Pro Financial Holdings, Inc. (“Pro Financial” or the “Company”) in connection with the registration under the Securities Act of 1933, on Form SB-2, as amended, by the Company including the Post Effective Amendment No. 2, relating to the 1,334,840 shares of common stock of the Company that are issuable upon the exercise of the warrants included in the units originally sold by the Company, (collectively, the “Registration Statement”).  In rendering our opinion set forth below, we do not express any opinion concerning law other than Federal law and the law of the State of Florida.

In connection therewith, we have examined originals or copies, certified or otherwise identified, of such documents, corporate records and other instruments, and have examined such matters of law, as we have deemed necessary or advisable for purposes of rendering the opinion set forth below, including but not limited to the following:

•	The Articles of Incorporation of Pro Financial, as filed with the Secretary of State of Florida;

•	The Bylaws of Pro Financial;

•
A Resolution of Pro Financial’s Board of Directors, certified as correct and complete by the Secretary of Pro Financial, authorizing the sale of up to 1,500,000 units containing shares of Pro Financial common stock and warrants to purchase shares of common stock;

•	Certificate of Active Status with respect to Pro Financial, issued by the Secretary of State of the State of Florida; and

•	The Registration Statement File No. 333-141191, as amended, including all exhibits thereto.

Board of Directors
Pro Financial Holdings, Inc.
September 15, 2009

We have also conducted such other investigations of law and fact, as we have deemed necessary or advisable for purposes of our opinion.  As to matters of fact, we have examined and relied upon factual representations of Pro Financial contained in the Registration Statement SEC File No. 333-141191, as amended.  We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons, and the conformity to the originals of all documents submitted to us as copies.  In making our examination of any documents, we have assumed that all parties, other than Pro Financial, had the corporate power and authority to enter into and perform all obligations thereunder, and as to such parties, we have also assumed the due authorization by all requisite action, the due execution and delivery of such documents, and the validity and binding effect and enforceability thereof.

Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that:

•	Pro Financial has been duly incorporated and is validly existing under the laws of the State of Florida.

•
The 1,334,840 shares of $.01 par value common stock underlying the warrants, covered by the amended Registration Statement, have been legally authorized and when issued, sold, and delivered by the Company against receipt of the purchase price and in the manner described in said Registration Statement, will be validly issued, and outstanding, fully paid and non-assessable.

In rendering the opinion set forth above, we have not passed upon and do not purport to pass upon the application of securities or “blue-sky” laws of any jurisdiction, except Federal securities laws.

We consent to the filing of this opinion as an exhibit to the aforementioned Post Effective Amendment No. 2 to Registration Statement on Form SB-2, SEC File No. 333-141191 and to the reference to this firm under the caption “Legal Matters” in the prospectus.  In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

Sincerely,
IGLER & DOUGHERTY, P.A.

/s/ Igler & Dougherty, P.A.